Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIO DE JANEIRO RIYADH WASHINGTON

June 12, 2015

Shell Midstream Partners, L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel to Shell Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 7,692,308 common units representing limited partner interests in the Partnership (the “Common Units”) that may be sold from time to time by the selling unitholders named in the Registration Statement on Form S-1 (the “Registration Statement”) proposed to be filed by the Partnership with the Securities and Exchange Commission (the “Commission”). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined such (i) statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and the Delaware Limited Liability Company Act (the “Delaware LLC Act”), (ii) records of the Partnership and the General Partner, including board resolutions, the First Amended and Restated Agreement of Limited Partnership of the Partnership dated November 3, 2014 (the “Partnership Agreement”), the Amended and Restated Certificate of Limited Partnership of the Partnership, the First Amended and Restated Limited Liability Company Agreement of the General Partner dated November 3, 2014 and the Restated Certificate of Formation of the General Partner, (iii) certificates of representatives of the Partnership and public officials, and (iv) other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In making our examination, we have assumed (i) that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents and that all information submitted to us was accurate and complete, (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act and comply with all applicable laws, and (iii) all the Common Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable prospectus supplement. In addition, we have relied, without independent investigation, upon the factual accuracy of the representations and warranties contained in the certificates and documents we examined.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The Partnership is validly existing in good standing in Delaware.

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2. The Common Units have been duly authorized and are validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Registration Statement).

The foregoing opinion is limited in all respects to the Delaware LP Act and the Delaware LLC Act, as published in effect on the date hereof, and applicable reported judicial decisions, rules and regulations interpreting and implementing those laws. We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.